UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2006, the Board of Directors of Medco Health Solutions, Inc. (the “Company”) approved and adopted revised compensation arrangements for outside directors, effective January 1, 2007. The material terms of the new program are as follows:

Board of Director Compensation Effective January 1, 2007

Target Mix of Pay	Cash = 40% Equity = 60%

Annual Board Member Retainer	$50,000 (paid quarterly)

Other Annual Retainers

Audit Committee Chairman	$20,000 (paid quarterly)

Compensation Committee Chairman	$10,000 (paid quarterly)

Governance and Nominating Committee Chairman	$10,000 (paid quarterly)

Audit Committee Membership	$5,000 (other than Chairman; paid quarterly)

Lead Director	$10,000 (paid quarterly)

Meeting Fees/Expenses	$2,000 per regular meeting; $1,000 per telephonic meeting; expenses for travel and director education are reimbursed

Annual Equity Grants	Annual grant with a present value of $175,000 on the date of each Annual Meeting of Shareholders (vesting in one year). One half of the value of the award is made in stock options granted at fair market value and the other half is made in the form of restricted stock units. For purposes of valuing the award, options are valued based on their Black Scholes value on the grant date and restricted stock units are valued at the fair market value of the underlying shares. The number of shares in each award is rounded up to the nearest whole 100 shares.

Newly Appointed Director Equity	New directors receive a pro rated annual grant based on the date of the Board meeting the new director is first appointed or elected. For Board members joining between January 1st and the Annual Shareholder Meeting, the award is granted on the date of the Annual Meeting of Shareholders. For members joining after the Annual Meeting of Shareholders, the grant will be made at the director’s first Board meeting. The number of shares in each award is rounded up to the nearest whole 100 shares.

Insurance	Directors are covered under the company’s business travel accident policy and directors and officers liability insurance policy.

In addition, the Board of Directors clarified that any new directors elected in 2006 (other than directors who are members of the Company’s management) will receive the regular annual director compensation under the program currently in effect for 2006, pro-rated from the date of the first meeting they attend as members of the Board of Directors. The annual equity compensation grants for outside directors first elected in 2006 shall be made on the date of the meeting of the Board coincident with or immediately following the director’s appointment. The sign-on equity compensation grants contemplated under the current program have been eliminated effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: July 24, 2006	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary